UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

LIGHTTOUCH VEIN & LASER, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF LIGHTTOUCH VEIN & LASER, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

LightTouch Vein & Laser, Inc.

535 5th Avenue, 24th Floor

New York, New York 10017

(646) 863-6341

INFORMATION STATEMENT

(Preliminary)

May 6, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of LightTouch Vein & Laser, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Schedule 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of LightTouch Vein & Laser, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on May 5, 2015, the Company received a unanimous written consent in lieu of a meeting of the holders of 26,200,000 shares of Common Stock (the “Majority Stockholders”). As there are currently 50,391,612 shares of Common Stock issued and outstanding, the 26,200,000 shares of Common Stock equal 51.99% of the total issued and outstanding capital stock of the Company. The Majority Stockholders authorized the following:

●	To change the name of the Company to Grow Solutions Holdings, Inc. (the “Name Change”);

On May 5, 2015, the Board of Directors of the Company (“Board”) approved the Name Change and recommended to the Majority Stockholders that they approve the Name Change. On May 5, 2015, the Majority Stockholders approved the Name Change by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May 16, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Name Change is necessary and advisable to better reflect the business of the Company as the Company begins to explore opportunities in certain additional related business sectors.

Accordingly, it is the Board’s opinion that the Name Change would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

INTRODUCTION

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail this Information Statement on or about May 16, 2015.

This Information Statement contains a brief summary of the material aspects of the Name Change approved by the Board of the Company and the Majority Stockholders, which constitutes a majority of the voting capital stock of the Company.

Common Stock

As of May 6, 2015, there were issued and outstanding 50,391,612 shares of Common Stock of the Company and 0 shares of preferred stock. Pursuant to the Nevada Revised Statutes, at least a majority of the voting equity of the Company, or at least approximately 25,699,723 votes are required to approve the Name Change by written consent. The Majority Stockholders, who hold in the aggregate the equivalent of 26,200,000 votes or approximately 51.99% of the voting equity of the Company, have voted in favor of the Name Change thereby satisfying the requirement under the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Name Change and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholders	Number of Shares of Common Stock held	Number of Votes of Common Stock held by such Majority Stockholder	Number of Votes of Common Stock that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Peter Aiello, Jr.	10,800,000	10,800,000	10,800,000	23.43%
Rose Wexler	5,400,000	5,400,000	5,400,000	10.71%
Joshua Wexler	5,400,000	5,400,000	5,400,000	10.71%
RLJ Partners	4,000,000	4,000,000	4,000,000	7.93%
Jeffrey Beverly	600,000	600,000	600,000	1.19%

ACTIONS TO BE TAKEN

The Name Change will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about June 8, 2015.

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NAME CHANGE

REASONS

We believe that changing the name of the Company to Grow Solutions Holdings, Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 6, 2015 by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. As of May 6, 2015, there were a total of 50,391,612 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 6, 2015, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)(2)	Percent of Class(3)
Peter Aiello Jr.	10,800,000	23.43%
Roseanne Wexler	5,400,000	10.71%
Joshua Wexler	5,400,000	10.71%
RLJ Partners(4)	4,000,000	7.93%

All Executive Officers and Directors as a Group(1)	600,000	1.19%
Jeffrey Beverly	600,000	1.19%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 535 5th Avenue, 24th Floor New York, NY 10017.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 50,391,612 shares of common stock issued and outstanding as of May 6, 2015.

(3)	Based on 50,391,612 issued and outstanding shares of common stock as of May 6, 2015.

(4)	The 4,000,000 shares of the Company’s common stock held by RLJ Partners is beneficially owned by Ms. Rachel Wexler.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015;

(2)	Annual Report on Form 10-K for the fiscal year end December 31, 2014 filed with the Securities and Exchange Commission on March 26, 2015.

You may request a copy of these filings, at no cost, by writing LightTouch Vein & Laser, Inc. at 535 5th Avenue, 24th Floor New York, New York 10017 or telephoning the Company at (646) 863-6341. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 535 5th Avenue, 24th Floor New York, New York 10017 or telephoning the Company at (646) 863-6341.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jeffrey Beverly
Name: Jeffrey Beverly
Title: President

Dated: May 6, 2015

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